Manufacturing Purchase Order Contract
DermaWound, Inc & Westwood Laboratories, Inc.
5-30-2023

1. GENERAL

1.1 Except where condition 8 applies, these terms and conditions apply to every order placed by DermaWound, Inc. ("DW"), 1654 Calle Tulipan Suite 100, San Juan, Puerto Rico 00927-6242; with Westwood Laboratories, Inc. ("Vendor" or "the Vendor"), 710 S. Ayon, Azusa, California 91702.

Westwood Laboratories Inc. is a premier contract manufacturer of a variety of consumer and professional products in the categories of health and beauty, over-the-counter (OTC), pharmaceutical, therapeutic drug, medical device, household and personal care topical products. DermaWound, Inc. is seeking to hire Westwood Labs, Inc. to again manufacture and bottle its DermaWound Original and Venous Stasis Ulcer and Burn Formulas.

Payment Schedule: 50% down with placement of Purchase Order; the remaining balance to be paid in full upon product shipment.

Any terms and conditions contained within or attached to any document of any kind which are inconsistent with the terms and conditions outlined in this document, or which attempt to add to or modify these terms and conditions in any way shall not be deemed acceptable or legally binding unless expressly and clearly accepted by DW in writing. Should the Vendor be unable to supply such written agreement, the Vendor agrees to waive or withdraw the supplemental or modifying terms and conditions and contract with DW exclusively on the basis of these terms and conditions. Acceptance of goods and/or services by DW shall not constitute or be deemed to constitute acceptance of Vendor-supplied or otherwise non-standard terms and conditions by DW. All parties affirm that the contract shall commence, and the Vendor will be bound contractually to fulfill the obligations outlined within these terms and conditions upon the issuance of a purchase order ("the contract") to the Vendor by DW.

2. PURCHASE ORDER

2.1 The Vendor agrees to ensure the goods and/or services provided shall: correspond with the quantity, type, sort, quality, and description defined in the purchase order; meet performance standards, benchmarks, and delivery schedule specified on the purchase order or as specified to the Vendor by DW; be of satisfactory quality (as defined by the Sale of Goods Act 1979) and fit for any purpose specified by the Vendor or specified to the Vendor by DW; where applicable, be free from defects in design, materials and workmanship and remain so for a period of 12 (twelve) months from the delivery date. DermaWound will comply with all applicable statutory, legal, and regulatory requirements relevant to the labeling, packaging, storage, handling, and delivery of the specified goods.

2.2 Should the goods and/or services provided fail to comply with the DW purchase order and/or submitted instructions, DW may, at its option, either return the goods to the Vendor at the Vendor's own expense and risk of loss; reject the goods and/or services at the seller's risk; require the Vendor to replace the goods or re-perform the services; accept in whole or part such goods and/or services supplied by the Vendor without prejudice to or limitation of any rights held by DW to claim damages or other compensation for loss, damage, or material failure suffered as a result of the Vendor's failure to comply with these terms and conditions.

2.3 In the event the seller fails to deliver the goods, or perform the services specified by the date

specified in the purchase order, DW may, at its option, terminate the contract 21 days after failure to deliver.

3. PRICING, PAYMENTS, AND OFFSET
3.1 With regard to goods, the Vendor agrees to invoice DW upon delivery or at any time after delivery of the goods. Regarding services, the Vendor agrees to invoice DW in full upon shipment, as specified in the purchase order. VAT invoices must contain the purchase order number and include the complete supporting information required by DW in order to be considered valid.
3.2 DW will pay all invoiced amounts to the bank account specified in writing by the Vendor within 48 hours of receiving a valid and correct invoice.
3.3 DW may, without limiting its other rights or remedies, offset (i.e., set off) any amount owed to it by the Vendor against any amount owed by DW to the Vendor.

4. INSURANCE AND INDEMNITY
4.1 MANUFACTURER shall indemnify, protect, defend and hold harmless Customer and its employees, contractors, officers, agents, directors, shareholders, members, parents, subsidiaries, (collectively "Customer Parties") from and against any and all claims, liabilities, losses, and expenses, including reasonable attorneys' fees, and other legal expenses (collectively, "Claims"), each as incurred, to the extent arising from or connected with: (i) any breach by MANUFACTURER of any provision hereof; (ii) any act or omission of MANUFACTURER constituting gross negligence, willful misconduct, or fraud; (iii) any State or Federal Regulatory enforcement actions related to from the materials, manufacturing or services provided by MANUFACTURER; (iv) infringement of any third party intellectual property right by the materials, manufacturing or services provided by MANUFACTURER. The foregoing obligation of MANUFACTURER is up to and not to exceed the product purchase order costs paid to MANUFACTURER by the Customer with respect to any Product defects that are a breach of the foregoing item (i).
4.2 Customer shall indemnify, protect, defend, and hold harmless MANUFACTURER and its employees, contractors, officers, agents, directors, shareholders, members, parent, subsidiaries, affiliated entities, suppliers, vendors, and wholesalers (collectively "Affiliates"; together with MANUFACTURER, "Indemnitees") from and against any and all Claims, each as incurred to the extent of arising from or connect with: (i) any breach by customer of any provision hereof or the inaccuracy of any warranty or representation made by Customer (ii) any act of omission of Customer constituting gross negligence, willful misconduct, or fraud; (iii) Customer's loading, unloading, storage, tampering, or transport of any Product pursuant to this Agreement; (iv) the sale or distribution of any Products by Customer or any Customer Affiliates; (v) any State or Federal Regulatory enforcement actions related to labelling, marketing, customer requested ingredients, customer requested product configurations, product registration, product safety, product storage and distribution arising from the Specifications provided by Customer of act or omissions of Customer; (vi) Customer's not shipping, warehousing and distributing finished product per the storage and shipping conditions outlined in the product specification; (vii) the health, efficacy, safety, formula, design or stability of a product as requested and/or provided by the Customer; (viii) the recall, failure, or rework of any Product due to a component or an ingredient supplied by and/or specifically requested by the Customer; (ix) any claim of infringement by the Products of the Trademarks of any intellectual property rights or trade secrets of a third party arising from the Specifications provided by Customer of act or omissions of Customer and (x) any and all applicable taxes, duties, and related charges relating to the Products that is not otherwise owed by MANUFACTURER. This Section shall survive the termination of the Agreement.

5. CONTRACT CONFIDENTIALITY

The Vendor agrees to treat all confidential information belonging to DW as confidential subject matter and protect it accordingly. The Vendor agrees not to disclose any such information without the prior written consent of DW.

6. CONTRACT TERMINATION

6.1 This Contract will stay in place for 3 calendar years; after such time, both parties may sign an agreement to continue the terms of this existing contract an additional 3 years. Thereafter, the contents of this contract will be reviewed and may be reinstated every 3 (three) years if both parties are in agreement.

6.2 In addition to clauses 2.3 and 7.1, if at any time after the contract commences the Vendor: Commits a material or persistent breach of contract and (provided said breach may be remedied) fails to make good faith remedy of said breach within 7 (seven) days after receiving notice of the breach; Commits a material breach which cannot be rectified; DW may opt to terminate the contract within 21 (twenty-one) days.

7. GENERAL

7.1 Force majeure: Neither party shall be liable to the other due to any delay or failure to perform its obligations under the Contract if and to the extent that such delay or failure is caused by circumstances beyond the reasonable control of that party which, by their nature, could not have been foreseen by such a party or was unavoidable if foreseeable. Should such circumstances prevent the Vendor from supplying the specified goods and/or services for more than 4 (four) weeks, DW may, without limiting its other rights or remedies, may provide written notice to the Vendor to terminate this contract with immediate effect.

7.2 Assignment and subcontracting: The Vendor agrees not to assign, transfer, subcontract or deal in any other manner with all or any of its rights and obligations under the contract without prior written consent from DW.

7.3 Notices: Any communication required to be given under or in connection with this contract shall be in writing and delivered to the other party via prepaid, first-class post.

7.4 Waiver: No delay, neglect, or forbearance on the part of either party in enforcing against the other party any of the terms or conditions specified by the contract will be, or deemed to be, a waiver or prejudice in any way against any right of that party under this contract.

7.5 No partnership: No partnership of any kind between any parties is intended by, or constituted through, this agreement.

7.6 Contracts (Rights of Third Parties) Act 1999: Persons not a party to this agreement shall have no rights under or in connection with it.

7.7 Variation: Any variation, including any additional terms and conditions, to the contract will only be binding and enforceable when agreed to in writing and signed by DW.

7.8 Severance: Should any provision of this contract, in whole or in part, be held to any extent to be unlawful or unenforceable under any enactment or rule of law, the remaining provisions shall stand in full force and effect.

7.9 Statutory Requirements: The Supplier shall comply with all statutes, orders, regulations, or bylaws related to the execution and fulfillment of this contract, and agrees to indemnify DW against all losses, claims or liabilities, expenses, proceedings or otherwise resulting from the Vendor's noncompliance with the same.

7.10 Governing law and jurisdiction: The entire agreement shall be governed by, and construed in accordance with, the laws of the State of Arizona, and the parties irrevocably submit to the exclusive jurisdiction of the courts of Tucson, Arizona, USA.

8. TERMS AND CONDITIONS

These terms and conditions will apply unless DW specifies different terms and conditions in its tender or quotation documentation, or via other contracts entered into by the parties. Should DW specify such changes and apply different terms and conditions in writing, those terms and conditions will override the purchase order terms and conditions and will apply instead of these.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their duly authorized signatories as of the date first written above.

Westwood Laboratories, Inc

By: [signature]

Name: Paul Schirmer

Title: President, Westwood Laboratories, Inc.

DermaWound, Inc.

By: David M. Dixon, MD

Name: David M. Dixon, MD

Title: Chairman, DermaWound, Inc.

Manufacturing Purchase Order Contract
DermaWound, Inc & The Package Co.
5-21-2023

1. GENERAL
1.1 Except where condition 8 applies, these terms and conditions apply to every order placed by DermaWound, Inc. ("DW"), 1654 Calle Tulipan Suite 100, San Juan, Puerto Rico 00927-6242; with The Package Co. ("Vendor" or "the Vendor"), 2310 East 4th Street, Long Beach, California 90814.

The Packaging Co. is a premier designer and manufacturer of a variety of consumer and professional products in the categories of Cosmetics, Skincare and Medical. DermaWound, Inc. is seeking to hire The Package Co. to again manufacture its packaging (3 color, LDPE 5-layer tubes) for our DermaWound Original and Venous Stasis Ulcer and Burn Formulas (1oz & 6oz).

Payment Schedule: 50% down with placement of Purchase Order; the remaining balance to be paid in full upon product shipment to our manufacturer (Westwood Laboratories, Inc.), for filling.

Any terms and conditions contained within or attached to any document of any kind which are inconsistent with the terms and conditions outlined in this document, or which attempt to add to or modify these terms and conditions in any way shall not be deemed acceptable or legally binding unless expressly and clearly accepted by DW in writing. Should the Vendor be unable to supply such written agreement, the Vendor agrees to waive or withdraw the supplemental or modifying terms and conditions and contract with DW exclusively on the basis of these terms and conditions. Acceptance of goods and/or services by DW shall not constitute or be deemed to constitute acceptance of Vendor-supplied or otherwise non-standard terms and conditions by DW. All parties affirm that the contract shall commence, and the Vendor will be bound contractually to fulfill the obligations outlined within these terms and conditions upon the issuance of a purchase order ("the contract") to the Vendor by DW.

2. PURCHASE ORDER
2.1 The Vendor agrees to ensure the goods and/or services provided shall: correspond with the quantity, type, sort, quality, and description defined in the purchase order; meet performance standards, benchmarks, and delivery schedule specified on the purchase order or as specified to the Vendor by DW; be of satisfactory quality (as defined by the Sale of Goods Act 1979) and fit for any purpose specified by the Vendor or specified to the Vendor by DW; where applicable, be free from defects in design, materials and workmanship and remain so for a period of 12 (twelve) months from the delivery date; comply with all applicable statutory, legal, and regulatory requirements relevant to the manufacturing, production, labeling, packaging, storage, handling, and delivery of the specified goods.
2.2 Should the goods and/or services provided fail to comply with the DW purchase order and/or submitted instructions, DW may, at its option, either return the goods to the Vendor at the Vendor's own expense and risk of loss; reject the goods and/or services at the seller's risk; require the Vendor to replace the goods or re-perform the services; accept in whole or part such goods and/or services supplied by the Vendor without prejudice to or limitation of any rights held by DW to claim damages or other compensation for loss, damage, or material failure suffered as a result of the Vendor's failure to comply with these terms and conditions.
2.3 In the event the seller fails to deliver the goods, or perform the services specified by the date

specified in the purchase order, DW may, at its option, terminate the contract 21 days after failure to deliver.

3. PRICING, PAYMENTS, AND OFFSET

3.1 Prices paid for goods and/or services shall be the prices established in the purchase order, including, but not limited to, packaging costs, insurance fees, and shipment of goods (and/or provision of services). No extra charges, if any, will be incurred unless agreed upon in writing by DW.

3.2 With regard to goods, the Vendor agrees to invoice DW upon delivery or at any time after delivery of the goods. Regarding services, the Vendor agrees to invoice DW in full upon shipment, as specified in the purchase order. VAT invoices must contain the purchase order number and include the complete supporting information required by DW in order to be considered valid.

3.3 DW will pay all invoiced amounts to the bank account specified in writing by the Vendor within 48 hours of receiving a valid and correct invoice.

3.4 DW may, without limiting its other rights or remedies, offset (i.e., set off) any amount owed to it by the Vendor against any amount owed by DW to the Vendor.

3.5 DW is aware that the cost of commodities to manufacture products by Vendor may fluctuate; and the P.O. price quoted to manufacture on x-date, may vary from y-date after 30 days from an initial quote.

4. INSURANCE AND INDEMNITY

The Vendor agrees to hold harmless and indemnify DW in full against all costs, expenses, damages, and losses (incurred directly or indirectly). This includes any interest, fines, legal and other professional fees, and expenses awarded against, incurred by, or paid by DW arising from contract performance or any breach of these terms and conditions by the Vendor, as well as any term or obligation implied by law or any statutory provision that may be in force from time to time. The Vendor agrees to maintain at all times all required insurance coverage and provide written evidence of such coverage to DW upon request.

5. CONTRACT CONFIDENTIALITY

The Vendor agrees to treat all confidential information belonging to DW as confidential subject matter and protect it accordingly. The Vendor agrees not to disclose any such information without the prior written consent of DW.

6. CONTRACT TERMINATION

6.1 This Contract will stay in place for 3 calendar years; after such time, both parties may sign an agreement to continue the terms of this existing contract an additional 3 years. Thereafter, the contents of this contract will be reviewed and may be reinstated every 3 (three) years if both parties are in agreement.

6.2 In addition to clauses 2.3 and 7.1, if at any time after the contract commences the Vendor: Commits a material or persistent breach of contract and (provided said breach may be remedied) fails to make good faith remedy of said breach within 7 (seven) days after receiving notice of the breach; Commits a material breach which cannot be rectified; DW may opt to terminate the contract within 21 (twenty-one) days.

7. GENERAL

7.1 Force majeure: Neither party shall be liable to the other due to any delay or failure to perform its obligations under the Contract if and to the extent that such delay or failure is caused by circumstances beyond the reasonable control of that party which, by their nature, could not have been foreseen by

such a party or was unavoidable if foreseeable. Should such circumstances prevent the Vendor from supplying the specified goods and/or services for more than 4 (four) weeks, DW may, without limiting its other rights or remedies, may provide written notice to the Vendor to terminate this contract with immediate effect.

7.2 Assignment and subcontracting: The Vendor agrees not to assign, transfer, subcontract or deal in any other manner with all or any of its rights and obligations under the contract without prior written consent from DW.

7.3 Notices: Any communication required to be given under or in connection with this contract shall be in writing and delivered to the other party via prepaid, first-class post.

7.4 Waiver: No delay, neglect, or forbearance on the part of either party in enforcing against the other party any of the terms or conditions specified by the contract will be, or deemed to be, a waiver or prejudice in any way against any right of that party under this contract.

7.5 No partnership: No partnership of any kind between any parties is intended by, or constituted through, this agreement.

7.6 Contracts (Rights of Third Parties) Act 1999: Persons not a party to this agreement shall have no rights under or in connection with it.

7.7 Variation: Any variation, including any additional terms and conditions, to the contract will only be binding and enforceable when agreed to in writing and signed by DW.

7.8 Severance: Should any provision of this contract, in whole or in part, be held to any extent to be unlawful or unenforceable under any enactment or rule of law, the remaining provisions shall stand in full force and effect.

7.9 Statutory Requirements: The Supplier shall comply with all statutes, orders, regulations, or bylaws related to the execution and fulfillment of this contract, and agrees to indemnify DW against all losses, claims or liabilities, expenses, proceedings or otherwise resulting from the Vendor's noncompliance with the same.

7.10 Governing law and jurisdiction: The entire agreement shall be governed by, and construed in accordance with, the laws of the State of Arizona, and the parties irrevocably submit to the exclusive jurisdiction of the courts of Tucson, Arizona, USA.

8. TERMS AND CONDITIONS

These terms and conditions will apply unless DW specifies different terms and conditions in its tender or quotation documentation, or via other contracts entered into by the parties. Should DW specify such changes and apply different terms and conditions in writing, those terms and conditions will override the purchase order terms and conditions and will apply instead of these.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their duly authorized signatories as of the date first written above.

The Package Co.	DermaWound, Inc.
By:	By: David M Dixon, MD
Name: Michael Salemi	Name: David M. Dixon, MD
Title: President, The Package Co.	Title: Chairman, DermaWound, Inc.